Exhibit 10.13
This Leasehold Security Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Leasehold Security Agreement were made to, and solely for the benefit of, the other parties to this Leasehold Security Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

FINAL
Leasehold Security Agreement (A1)
Dated as of September 26, 2003
made by
NVG Network I Statutory Trust,
as the Debtor
to
Tennessee Valley Authority,
as the Secured Party

Lease of Control, Monitoring
and Data Analysis Network

-i-

LEASEHOLD SECURITY AGREEMENT (A1)
     This LEASEHOLD SECURITY AGREEMENT (A1) (this “Security Agreement”) dated as of September 26, 2003, made by NVG NETWORK I STATUTORY TRUST, a Delaware statutory trust (together with its successors and permitted assigns, the “Debtor” or “Owner Lessor”), to TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States (in such capacity, the “Secured Party” or “TVA”).
     WHEREAS, TVA, the Debtor, Wachovia Mortgage Corporation, Wells Fargo Delaware Trust Company, in the capacities set forth therein, and Wilmington Trust Company, as trustee under two indentures, have entered into the Participation Agreement dated as of September 22, 2003 (the “Participation Agreement”);
     WHEREAS, the Network consists of certain equipment utilized in connection with the operation of the Secured Party’s transmission system, and software used in connection with such equipment, including the Software Rights, located in the States of Tennessee, Kentucky, Georgia and Mississippi;
     WHEREAS, TVA has leased an undivided interest equal to the Owner Lessor’s Percentage in the Network (other than the Software Rights), to the Owner Lessor, and the Owner Lessor has leased the Undivided Interest from TVA, pursuant to the Head Lease;
     WHEREAS, TVA has assigned, or granted a license to use, the Software Rights, to the Owner Lessor, and the Owner Lessor has accepted such assignment, or grant of a license to use, the Software Rights from TVA, pursuant to the Head Lease;
     WHEREAS, the Owner Lessor has subleased the Undivided Interest and assigned its interest in the Software Rights to TVA pursuant to the Network Lease;
     WHEREAS, the Network is more particularly described in Attachment A, such Attachment being attached to and made a part of this Security Agreement;
     WHEREAS, the Owner Lessor is granting and conveying to the Secured Party a security interest in the collateral defined herein as security for certain obligations of the Owner Lessor pursuant to the Network Lease, subject and subordinate to the Lease Indenture.
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
GRANTING CLAUSE
     To secure (a) the performance and observance by the Debtor of its obligations pursuant to Section 10 of the Participation Agreement and Section 4.2 of the Network Lease not to interfere with or interrupt the quiet enjoyment of the use, operation and possession of the Network, and (b) the performance and observance by the Debtor of its obligations pursuant to Sections 15.2 and 16.2 of the Network Lease to deliver the Owner Lessor’s Interest (including the Undivided Interest and the Software Rights) to the Secured Party in connection with the payment of the Early Purchase Price or the Purchase Option Price, as applicable, or other consideration due therefor (such obligations are collectively referred to hereinafter as the “Secured Obligations”), the Debtor hereby, subject and subordinate to the Lease Indenture, grants, bargains, sells and conveys and warrants to the Secured Party and grants to the Secured Party a security interest in and lien upon all right, title and interest of the Secured Party in, to and under the following described property (being hereinafter referred to collectively as the “Collateral)”:
     (1) all right, title and interest of the Debtor in the Owner Lessor’s Interest, including the Undivided Interest and the Software Rights; and
     (2) all direct or indirect proceeds of the foregoing of whatever kind or nature, in each case whether now owned or existing or hereafter acquired and wherever located, including all claims against third parties for destruction, loss or damage to any of the foregoing or otherwise.
     TO HAVE AND TO HOLD the Collateral for the benefit of the Secured Party to secure the Secured Obligations and all other obligations imposed upon the Debtor by this Security Agreement, subject to the terms and conditions hereof.
     THE DEBTOR FURTHER COVENANTS AND AGREES as follows:
ARTICLE I
INCORPORATION OF RECITALS; DEFINITIONS
     The recitals set forth above are incorporated in this Article I as if set forth in this Article I in their entirety. Capitalized terms used in this Security Agreement, including the granting clause and the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement. The general provisions of Appendix A shall apply to terms used in this Security Agreement and specifically defined herein.
ARTICLE II
SECURITY AGREEMENT
     The Debtor hereby grants to the Secured Party a security interest in the Collateral, whether now owned or hereafter acquired. This Security Agreement is a security agreement under, and in accordance with, the Uniform Commercial Code of New York for the benefit of the Secured Party, and (b) shall support any financing statement showing the Secured Party’s interest as the Secured Party with respect to the Collateral.

ARTICLE III
SECURITY AGREEMENT EVENTS OF DEFAULT
     Each of the following events shall constitute a “Security Agreement Event of Default” so long as the same shall be continuing:
     (a) the failure of the Debtor to perform its obligations set forth in Section 10 of the Participation Agreement or Section 4.2 of the Network Lease not to interfere with or interrupt the quiet enjoyment of the use, operation and possession of the Network, which failure shall have resulted in the loss of possession of the Undivided Interest and the Software Rights by the Secured Party; and
     (b) the failure of the Debtor to perform its obligations set forth in Sections 15.2 or 16.2 of the Network Lease to deliver to the Secured Party the Owner Lessor’s Interest (including the Undivided Interest and the Software Rights) in connection with the Secured Party’s exercise of the Early Purchase Option or Purchase Option after tender by the Secured Party of the payment of the Early Purchase Price or the Purchase Option Price, as applicable, and all other amounts due in connection therewith.
ARTICLE IV
REMEDIES
     Section 4.01 Rights of the Secured Party. If a Security Agreement Event of Default shall have occurred and be continuing, the Secured Party may, subject to Section 4.02, exercise, at its option and in addition to any other rights and remedies the Secured Party may have at law or in equity, any one or more or all, and in any order, any of the following remedies, it being expressly understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but that each and every remedy is cumulative and is in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:
          (i) the Secured Party may, upon written notice to the Debtor, take possession of all or any part of the Collateral and may exclude therefrom the Debtor and all persons claiming under it, and may exercise all remedies available to a secured party under the UCC of New York or any State in which the Collateral is located or any other provision of Applicable Law. The Secured Party may proceed to enforce the rights of the Secured Party by directing payment to it of all moneys payable under any agreement or undertaking constituting a part of the Collateral, by proceedings in any court of competent jurisdiction to recover damages for the breach hereof or for the appointment of a receiver or for sale of all or any part of the Collateral or for foreclosure of the Owner Lessor’s interest, the Undivided Interest and the Software Rights, and by any other action, suit, remedy or proceeding authorized or permitted by this Security Agreement, at law or in equity, or whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, and in addition, may foreclose upon, sell, assign, transfer and deliver, from time to time to the extent permitted by Applicable Law, all or any part of the Collateral or any interest therein, at any private sale or public auction with or without demand, advertisement or notice (except as herein required or as may be required by law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms as the Secured Party, in its unfettered discretion, may determine, or as may be required by law, so long as the Debtor is afforded a commercially reasonable opportunity to bid for all or such part of the Collateral in connection therewith; provided that 20 days shall be deemed to be a commercially reasonable opportunity to bid for purposes of this Section 4.01. The Secured Party may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party asserted or upheld in any bankruptcy, receivership or other judicial proceedings.
          (ii) the Secured Party may proceed to protect and enforce this Security Agreement and the Secured Obligations by action, suit or proceedings at law, in equity or in bankruptcy, or for the specific performance of the Debtor’s obligations under Section 10 of the Participation Agreement, Sections 4.2, 15.2 or 16.2 of the Network Lease, or in execution or aid of any power herein granted or for foreclosure hereunder or thereunder, or for appointment of a receiver or receivers of the Collateral or any part thereof, or for the recovery of judgment for the Secured Obligations or for the enforcement of any other proper, legal or equitable remedy available under Applicable Law.
     Section 4.02 The Debtor’s Rights. Subject to Section 4.07 and notwithstanding Section 4.01, the Debtor shall, to the extent set forth in Section 18 of the Network Lease, have the right to exercise the remedies set forth in such Section 18, including to the extent permitted therein the sale of the Undivided Interest and the Software Rights, all without regard to any rights granted to the Secured Party hereunder (other than the Secured Party’s rights to the proceeds of any such sale under Section 4.07) or under Applicable Law.
     Section 4.03 Delay or Omission Not a Waiver. No delay or omission by the Secured Party in the exercise of any right or remedy hereunder accruing upon any Security Agreement Event of Default shall impair any such right or remedy or constitute a waiver of any other Security Agreement Event of Default or be deemed to be in acquiescence therein. Every right and remedy given by this Article IV or by Applicable Law to the Secured Party may be exercised from time to time, and as often as may be deemed expedient, by the Secured Party.
     Section 4.04 Restoration of Rights and Remedies. If the Secured Party has instituted any proceeding to enforce any right, power or remedy under this Security Agreement and such proceeding has been discontinued or abandoned or for any reason has been determined adverse to the Secured Party, then the Debtor and the Secured Party shall, subject to any determination in such proceeding, be restored to their former positions hereunder and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding has been instituted.
     Section 4.05 Attorney-in-Fact. The Debtor hereby appoints and constitutes the Secured Party as the true and lawful attorney-in-fact of the Debtor for the purpose of taking any action permitted by this Security Agreement in connection with the enforcement of the Lien of this Security Agreement, with full power (in the name of the Debtor or otherwise), at any time following any Security Agreement Event of Default and during the continuance thereof, to ask, require, demand and receive any and all amounts and claims for amounts due and to become due under or arising out of the Collateral or any portion thereof, to endorse any check or other instrument or order in connection therewith and to file any claim or take any action or institute any proceeding to collect any portion of the Collateral. Upon the written instructions of the Secured Party, the Debtor shall execute any financing statement (and any continuation statement with respect to any such financing statement), or any other document necessary for the Secured Party to obtain the full benefits of the Lien of this Security Agreement and as may be specified in such instructions.
     Section 4.06 Filings. The Debtor authorizes the Secured Party to file, and agrees that upon request of the Secured Party if shall, at its own expense, execute and deliver, all financing statements presented to it in final form necessary to perfect the Secured Party’s interest in the Collateral or any other document presented to it in final form reasonably requested by the Secured Party to perfect, protect, enforce, or otherwise give effect to the Secured Party’s rights and remedies hereunder.
     Section 4.07 Early Termination. The Lien of this Security Agreement on the Collateral shall terminate upon any sale of the Debtor’s interest in the Undivided Interest and Software Rights pursuant to, or as permitted by, the Network Lease, including Section 18 thereof, but such Lien in favor of Secured Party shall, subject to Section 5.12, continue in the proceeds of any sale pursuant to Section 18 of the Network Lease.
     Section 4.08 The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the accounting for monies actually received by it hereunder, the Secured Party shall have no duty as to the Collateral or other matters relative to the Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Collateral.
ARTICLE V
MISCELLANEOUS
     Section 5.01 Amendments and Waivers. No term, covenant, agreement or condition of this Security Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively), except by an instrument or instruments in writing executed by each party hereto.
     Section 5.02 Notices. Any notices, requests or communications hereunder shall be given or made in accordance with the provisions of Section 15.5 of the Participation Agreement.
     Section 5.03 Survival. Except as expressly set forth herein, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Security Agreement in accordance with its terms.

     Section 5.04 Successors and Assigns.
          (i) This Security Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns as permitted by and in accordance with the terms hereof.
          (ii) Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests herein without the consent of the other parties hereto.
     Section 5.05 Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Security Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
     Section 5.06 Governing Law. This Security Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York to the extent not inconsistent with Federal law.
     Section 5.07 Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 5.08 Counterparts. This Security Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall he an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 5.09 Headings and Table of Contents. The headings of the Articles and Sections of this Security Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
     Section 5.10 Further Assurance. Each party hereto shall promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by any party to whom the Debtor is obligated, at the sole cost of the Debtor, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Security Agreement.
     Section 5.11 Effectiveness. This Security Agreement has been dated as of the date first above written for convenience only. This Security Agreement shall be effective as of the date set forth on the signature page hereto.
     Section 5.12 Release. At such time as all amounts secured hereby have been paid in full and the Debtor has fully performed all of the covenants, obligations and agreements of the

Debtor secured hereby, or such amounts are no longer payable and such obligations have terminated, the Secured Party shall at the request of the Debtor, but at the expense of the Secured Party, release the Lien hereof on the Collateral.
     Section 5.13 Subordination. The Secured Party hereby acknowledges that the Lien of this Security Agreement is subject and subordinate to the Lien of the Lease Indenture.
     Section 5.14 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Security Agreement is executed and delivered by the Trust Company, not individually or personally but solely as trustee of the Debtor under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Debtor is made and intended not as personal representations, undertakings and agreements by the Trust Company, but is made and intended for the purpose for binding only the Debtor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Trust Company, be personally liable for the payment of any indebtedness or expenses of the Debtor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Debtor under this Security Agreement.

     IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Leasehold Security Agreement to be duly executed, sealed and delivered by their respective officers thereunto duly authorized on the dates below their respective signatures but effective as of September 26, 2003.

NVG NETWORK I STATUTORY TRUST, as Debtor

By:	Wells Fargo Delaware Trust Company,
not in its individual capacity but solely as
Owner Trustee under the Trust Agreement

	By:	/s/ Ann Roberts Dukart
Name: Ann Roberts Dukart
Title: Vice President
Date: SEP 24 2003
Leasehold Security Agreement (A1)

TENNESSEE VALLEY AUTHORITY, as
Secured Party

By:	/s/ John M. Hoskins
Name: John M. Hoskins
Title:Senior Vice President and Treasurer
Date:
Leasehold Security Agreement (A1)

CONTROL, MONITORING AND DATA ANALYSIS NETWORK
LEASEHOLD SECURITY AGREEMENTS
The September 26, 2003, Leasehold Security Agreement (Al) is made by NVG Network I Statutory Trust, as the debtor and the Tennessee Valley Authority (“TVA”) as the secured party has been filed. Each of the four Leasehold Security Agreements is substantially similar, except as noted below:
Leasehold Security Agreement (Al) is made by NVG Network I Statutory Trust, as the debtor and TVA as the secured party. Leasehold Security Agreement (Al) covers an undivided 26.640926641 percent interest in the Control, Monitoring and Data Analysis Network (“Network”).
Leasehold Security Agreement (A2) is made by NVG Network II Statutory Trust, as the debtor and TVA as the secured party. Leasehold Security Agreement (A2) covers an undivided 33.462033462 percent interest in the Network.
Leasehold Security Agreement (A3) is made by NVG Network III Statutory Trust, as the debtor and TVA as the secured party. Leasehold Security Agreement (A3) covers an undivided 21.879021879 percent interest in the Network.
Leasehold Security Agreement (A4) is made by NVG Network IV Statutory Trust, as the debtor and TVA as the secured party. Leasehold Security Agreement (A4) covers an undivided 18.018018018 percent interest in the Network.